Exhibit 107

Calculation of Filing Fee Table

Form 424(b)(2)

(Form Type)

Paramount Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	—	—	—	—	—	—	—	—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	Rule 415(a)(6)	4,061,810 (1)		$73,193,816.20 (2)			S-3	333-253882	March 4, 2021	$7,370.62 (2)

	Total Offering Amounts					$73,193,816.20 (2)		$7,370.62 (2)

	Total Fees Previously Paid							$7,370.62 (2)

	Total Fee Offsets							—

	Net Fee Due							$0

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, the Registrant common stock offered hereby shall be deemed to cover additional securities to be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Represents unsold securities included in Paramount Group, Inc.’s registration statement on Form S-3 (File No. 333-277583) pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, that had previously been registered under Paramount Group, Inc’s registration statement on Form S-3 (File No. 333-253882). The registration fees with respect to such securities ($7,370.62 based on the filing fee rate in effect at the time of the filing) were previously paid in connection with the filing of a prospectus supplement relating to such securities under a prior registration statement on Form S-3 (File No. 333-208541) on December 14, 2015 and will continue to be applied to such unsold securities. Accordingly, no registration fee is due upon the filing of this prospectus supplement.